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                                    EXHIBIT I

                             JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that the Schedule 13G filed herewith is filed jointly on behalf of each of them pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.


                                    SIGNATURE


After reasonable inquiry and to the best of the undersigned's knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete, and correct.


DATE:          February 13, 2001



                            BRENTWOOD ASSOCIATES VI, L.P.,
                            a Delaware limited partnership

                            By:  Brentwood VI Ventures L.P.,
                                 a Delaware limited partnership
                                 Its:  General Partner


                                    By:   /s/ G. Bradford Jones
                                         ----------------------------------
                                          G. Bradford Jones
                                          General Partner



                            BRENTWOOD VI VENTURES, L.P.,
                            a Delaware limited partnership

                            By:    /s/ G. Bradford Jones
                               --------------------------------------------
                                   G. Bradford Jones
                                   General Partner





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